Exhibit 99.1

CareDx, Inc. Reports First Quarter 2016 Financial Results

Brisbane, CA — May 6, 2016—CareDx, Inc. (Nasdaq: CDNA), a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic solutions for transplant patients, today reported financial results for the first quarter ended March 31, 2016.

Recent Highlights

•	Total revenue for the first quarter of 2016 was $6.6 million

•	Completed acquisition of Allenex AB, creating an international transplant diagnostics company

•	Increased AlloMap patient results volume by 8% in the first quarter of 2016 compared with the same period in 2015

•	Built further momentum on AlloMap Variability with 41 centers now receiving longitudinal test results on a regular basis

•	Expanded AlloMap registry (OAR) now established in 28 centers

•	Participated at the International Society for Heart and Lung Transplantation (ISHLT) Annual Meeting with a total of 8 clinical abstracts

•	Continued progress on the development of cell-free DNA with DART with 359 patients enrolled at 14 centers

•	Raised $14 million gross proceeds in a private placement with an additional $8 million committed

“We’ve accomplished much to start 2016, highlighted by the closing of the acquisition of Allenex. This combination positions us as a leader across the pre-to post-transplant continuum,” said Peter Maag, CareDx President and Chief Executive Officer. “We are pleased with the underlying AlloMap test growth and are focused on execution of our initiatives to reverse the timing lag in our reimbursement collections.”

First Quarter Financial Results

Revenue for the three months ended March 31, 2016 was $6.6 million, compared with $7.2 million in the same period in 2015. Test volume increased approximately 8% for the first quarter of 2016 compared with the first quarter of 2015. The revenue trend reflects a continued lag in collections, which impacted revenue recognized on a cash basis following the transition of billings and collections from an outside vendor to an in-house team.

For the first quarter of 2016, the net loss was $9.8 million compared to net loss of $2.3 million in the first quarter of 2015. Basic and diluted net loss per share was $0.81 in the first quarter of 2016, compared to basic and diluted net loss per share of $0.19 in the first quarter of 2015. The increase in the year-over-year net loss reflects acquisition costs, financing charges, and our investment in the development of AlloSure™, a next-generation sequencing–based test to detect donor-derived cell-free DNA after transplantation.

With the acquisition of Allenex AB in April 2016, CareDx has become a significantly larger and more complex Company that will be subject to acquisition accounting and has incurred and will continue to incur costs connected with completing the acquisition, integration and management of a global company. As described and defined below under the caption, “Use of Non-GAAP Financial Measures”, management has begun to use non-GAAP information internally for its operating, budgeting and financial planning purposes. Management is herein reporting non-GAAP financial measures and believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements.

For the first quarter of 2016, the non-GAAP net loss was $4.4 million compared to net loss of $2.2 million in the first quarter of 2015. The non-GAAP basic and diluted net loss per share was $0.37 in the first quarter of 2016, compared to basic and diluted earnings per share of $0.19 in the first quarter of 2015. The increase in the year-over-year non-GAAP net loss reflects our investment in the development of AlloSure™, a next-generation sequencing–based test to detect donor-derived cell-free DNA after transplantation. For additional information regarding non-GAAP financial measures discussed herein, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Cash and cash equivalents were $23.8 million as of March 31, 2016.

2016 Guidance

For the full year 2016, we expect revenue to grow by low- to mid-single digits on a pro forma basis, assuming that the Allenex acquisition closed at the beginning of 2016. Actual reported results will only include Allenex results subsequent to the close of the acquisition on April 14, 2016, and we expect reported revenue for the full year 2016 to be in the range of $40 million to $42 million.

Conference Call

Management will host a conference call today beginning at 5:30am PT/8:30am ET. Individuals interested in listening to the conference call may do so by dialing (855) 420-0616 for domestic callers or (678) 304-6848 for international callers. Please reference Conference ID 96537271. To listen to a live webcast, please visit the investor relations section of CareDx’s website at: www.CareDx.com.

A replay of the call will be available beginning May 6, 2016 at 8:30am PT/11:30am ET through 8:30 pm PT/11:30pm ET on May 7, 2016. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 96537271. The webcast will also be available on CareDx’s website for one year following the completion of the call.

About CareDx

CareDx, Inc., headquartered in Brisbane, California, is a global molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic solutions for transplant patients. The Company markets AlloMap®, a gene expression test that aids clinicians in identifying heart transplant patients with stable graft function who have a low probability of moderate to severe acute cellular rejection. CareDx is pursuing the development of additional products for transplant monitoring using a variety of technologies, including AlloSure™, a next-generation sequencing–based test to detect donor-derived cell-free DNA after transplantation.

CareDx’s, with its presence through Olerup AB, also develops, manufactures, markets and sells high quality products that increase the chance of successful transplants by facilitating a better match between a donor and a recipient of stem cells and organs. Olerup SSP®, a set of HLA typing is used prior to hematopoietic stem cell/bone marrow transplantation and organ transplantation; and XM-ONE®, the first standardized test that quickly identifies a patient’s antigens against HLA Class I, Class II or antibodies against a donor’s endothelium. For more information, please visit: www.CareDx.com.

Forward Looking Statements

In addition to the historical information, this press release contains forward-looking statements with respect to our business, research, development and commercialization efforts and anticipated future financial results. These forward-looking statements are based upon information that is currently available to us and our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including the risk that our revenue or non-GAAP financial metrics may not be as high as anticipated, risks related to the successful integration of Allenex AB and Olerup SSP into our product line, risks relating to our dependence on the sales of one test, AlloMap, for substantially all of our current revenue, our dependence on Medicare for a substantial portion of our revenue, our dependence on health insurers and other third-party payers to provide coverage for our current test and future tests, if any, risks of increased competition from other market participants, many of whom have substantially greater resources than us and risks related to our development and commercialization of additional diagnostic solutions. These factors, together with those that are described in our filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed by us with the SEC on March 29, 2016, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. Our results for the most recent reporting period are not necessarily indicative of our operating results for any future periods.

Use of Non-GAAP Financial Measures

CareDx has presented certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis in this release, including non-GAAP net loss and non-GAAP basic and diluted net loss per share. We define non-GAAP net loss and per share results as the GAAP net loss and per share results excluding the impacts of stock-based compensation, changes in estimated fair value of contingent consideration, costs involved with completing an acquisition, and certain financing charges. We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.

Media Contacts – CareDx	Media Contacts - Investor
Molly Martell, Senior Director, Marketing	Jamar Ismail, Vice President
T: +1 415-728-6307	Westwicke Partners, LLC
E: mmartell@caredx.com	T: +1 415-513-1282
E: jamar.ismail@westwicke.com

CareDx, Inc.

Condensed Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
Revenue:
Testing revenue	$6,452	$7,096
Collaboration, license and other revenue	110	120

Total revenue	6,562	7,216
Operating expenses:
Cost of testing	2,772	2,711
Research and development	3,159	1,421
Sales and marketing	1,737	2,023
General and administrative	5,676	2,705
Change in estimated fair value of contingent consideration	(213)	(253)

Total operating expenses	13,131	8,607

Loss from operations	(6,569)	(1,391)
Interest expense	(266)	(827)
Other (expense) income, net	(2,917)	(54)

Net loss	$(9,752)	$(2,272)

Net loss per share:
Basic and diluted	$(0.81)	$(0.19)

Weighted average shares used to compute net loss per share:
Basic and diluted	11,969,714	11,814,467

CareDx, Inc.

Condensed Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	March 31, 2016	December 31, 2015 (1)
Assets
Current assets:
Cash and cash equivalents	$23,752	$29,888
Accounts receivable	2,512	2,367
Inventory	595	766
Prepaid and other assets	807	1,341

Total current assets	27,666	34,362
Property and equipment, net	2,346	2,425
Intangible assets, net	6,650	6,650
Goodwill	12,005	12,005
Restricted cash	147	147
Other noncurrent assets	20	49

Total assets	$48,834	$55,638

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,536	$1,644
Accrued payroll liabilities	1,609	2,366
Accrued and other liabilities	5,298	2,892
Accrued royalties	232	242
Deferred revenue	137	142
Current portion of long-term debt	4,419	2,866

Total current liabilities	14,231	10,152
Deferred rent, net of current portion	1,347	1,426
Deferred revenue, net of current portion	693	703
Long-term debt, net of current portion	11,368	12,887
Contingent consideration	735	948
Other liabilities	—	28

Total liabilities	28,374	26,144
Stockholders’ equity:
Common stock	12	12
Additional paid-in capital	203,284	202,564
Accumulated deficit	(182,836)	(173,082)

Total stockholders’ equity	20,460	29,494

Total liabilities and stockholders’ equity	$48,834	$55,638

(1)	The condensed balance sheet at December 31, 2015 has been derived from audited financial statements.

CareDx, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
Cost of testing reconciliation:
GAAP cost of testing	$2,772	$2,711
Stock-based compensation expense	(28)	(14)

Non-GAAP cost of testing	$2,744	$2,697

Research and development expenses reconciliation:
GAAP research and development expenses	$3,159	$1,421
Stock-based compensation expense	(113)	(49)

Non-GAAP research and development expenses	$3,046	$1,372

Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$1,737	$2,023
Stock-based compensation expense	(28)	(18)

Non-GAAP sales and marketing expenses	$1,709	$2,005

General and administrative expenses reconciliation:
GAAP general and administrative expenses	$5,676	$2,705
Acquisition related fees and expenses	(2,259)	—
Stock-based compensation expense	(277)	(199)

Non-GAAP general and administrative expenses	$3,140	$2,506

Change in estimated fair value of contingent consideration reconciliation:
GAAP change in estimated fair value of contingent consideration	$(213)	$(253)
Revaluation gain of contingent consideration	213	253

Non-GAAP change in estimated fair value of contingent consideration	$—	$—

Other (expense) income, net reconciliation:
GAAP other (expense) income, net	$(2,917)	$(54)
Debt financing related fees and expenses	2,879	—

Non-GAAP other (expense) income, net	$(38)	$(54)

Net loss reconciliation:
GAAP net loss	$(9,752)	$(2,272)
Acquisition related fees and expenses	2,259	—
Debt financing related fees and expenses	2,879	—
Stock-based compensation expenses	446	280
Revaluation gain of contingent consideration	(213)	(253)

Non-GAAP net loss	$(4,381)	$(2,245)

Basic and diluted net loss per share reconciliation:
GAAP basic and diluted net loss per share	$(0.81)	$(0.19)
Acquisition related fees and expenses	0.19	—
Debt financing related fees and expenses	0.24	—
Stock-based compensation expenses	0.03	0.02
Revaluation gain of contingent consideration	(0.02)	(0.02)

Non-GAAP basic and diluted net loss per share	$(0.37)	$(0.19)

Non-GAAP adjustment summary:
Cost of testing adjustments	$28	$14
Research and development expenses adjustments	113	49
Sales and marketing expenses adjustments	28	18
General and administrative expenses adjustments	2,536	199
Change in estimated fair value of contingent consideration adjustments	(213)	(253)
Other expense adjustments	2,879	—

Total Non-GAAP adjustment summary:	$5,371	$27